                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                JANUARY 19, 2005


                         ENTERTAINMENT PROPERTIES TRUST
                         ------------------------------
               (Exact name of company as specified in its charter)

          MARYLAND                                 1-13561                           43-1790877
----------------------------               ------------------------            ----------------------
(State or other jurisdiction               (Commission file number)                (IRS Employer
      of incorporation)                                                        Identification Number)

          30 WEST PERSHING ROAD, SUITE 201, KANSAS CITY, MISSOURI 64108
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (816) 472-1700
                                 ---------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address if changed since last report)

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ITEM 8.01 OTHER EVENTS.

         In connection with an underwritten public offering of 3,200,000 7.75% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (the "Series B Preferred Shares") which closed on January 19, 2005, the Board of Trustees of Entertainment Properties Trust (the "Company") has granted Cohen & Steers Capital Management, Inc. ("Cohen & Steers") a waiver of the ownership limit set forth in the Company's Amended and Restated Declaration of Trust to permit Cohen & Steers, on behalf of certain accounts and institutions, to acquire approximately 20% of the Company's Series B Preferred Shares in the offering. A form of the Agreement Regarding Ownership Limit Waiver between Cohen & Steers and the Company is attached hereto as
Exhibit 4.7.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

    EXHIBIT NO.       DOCUMENT
    -----------       --------
       4.7.           Form of Agreement Regarding Ownership Limit Waiver between the Company and Cohen & Steers Capital Management, Inc.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Entertainment Properties Trust


Date: January 19, 2005                          By:  /s/ Fred L. Kennon
                                                   -----------------------------
                                                   Fred L. Kennon
                                                   Vice President, Treasurer and
                                                   Chief Financial Officer